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                                                                                                       EXHIBIT 21

                                  SUBSIDIARIES OF KEEBLER FOODS COMPANY

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                                                                                   STATE OF
                     COMPANY                                                    INCORPORATION
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WHOLLY-OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

      1.  Keebler Leasing Corp.                                                    Delaware
      2.  Keebler Company                                                          Delaware
      3.  Shaffer, Clarke & Co., Inc.                                              Delaware
      4.  Johnston's Ready-Crust Company                                           Delaware
      5.  Bake-Line Products, Inc.                                                 Illinois



WHOLLY-OWNED SUBSIDIARIES OF KEEBLER COMPANY

      1.  Steamboat Corporation                                                     Georgia
      2.  Illinois Baking Corporation                                              Delaware
      3.  Keebler Cookie & Cracker Company                                          Nevada
      4.  Hollow Tree Company, L.L.C.                                              Delaware
      5.  Keebler Co./Puerto Rico, Inc.                                            Delaware
      6.  Keebler H.C., Inc.                                                       Illinois
      7.  Keebler-Georgia, Inc.                                                     Georgia
      8.  Keebler Foreign Sales Corporation                                     Virgin Islands
      9.  Hollow Tree Financial Company, L.L.C.                                    Delaware
      10. Godfrey Transport, Inc.                                                  Delaware
      11. Bishop Baking Company, Inc.                                              Delaware
      12. Famous Amos Chocolate Chip Cookie Company, L.L.C.                        Delaware
      13. Mother's Cookie Company, L.L.C.                                          Delaware
      14. Murray Biscuit Company, L.L.C.                                           Delaware
      15. Barbara Dee Cookie Company, L.L.C.                                       Delaware
      16. Little Brownie Bakers, L.L.C.                                            Delaware
      17. President Baking Company, L.L.C.                                         Delaware
      18. Sunny Cookie Company, L.L.C.                                             Delaware
      19. Sunshine Biscuits, L.L.C.                                                Delaware



JOINTLY-OWNED SUBSIDIARIES OF KEEBLER COMPANY AND SUNSHINE BISCUITS, INC.

      1.  Elfin Equity Co., LLC (1)                                                Delaware



INDIRECTLY OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY

      1.  Keebler Assets Company (2)                                               Delaware



     (1) 64.6% of the limited liability company interests are owned by Keebler Company and 35.4% of the limited liability company interests are owned by Sunshine Biscuits, Inc.

     (2) 34% of the limited liability company interests are owned by Keebler Company, 33% of the limited liability company interests are owned by Keebler-Georgia, Inc. and 33% of the limited liability company interests are owned by Keebler Leasing Corp.

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